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Important Additional Information In connection with the 2008 Annual Meeting of Stockholders, the Company has filed a proxy statement regarding the 2008 Annual Meeting with the U.S. Securities and Exchange Commission and, on March 31, 2008, began mailing the definitive proxy statement and a proxy card to each stockholder entitled to vote at the 2008 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents relating to the 2008 Annual Meeting can be obtained free of charge from the SEC's website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at the Company's website at www.furniturebrands.com under the "Investor Info" tab, or upon written request to Furniture Brands International, Inc., 101 South Hanley Road, Suite 1900, St. Louis, MO 63105, Attention: Corporate Secretary. In addition, copies of the Proxy Statement maybe requested by contacting the Company's proxy solicitor, Morrow & Co., by telephone toll free at 800-607-0088. The Company and its directors, director nominees and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting. Information regarding the interests of the directors, director nominees and executive officers of the Company in the solicitation is more specifically set forth in the definitive proxy statement that was filed by the Company with the SEC and which is available free of charge from the SEC and the Company, as indicated above. Cautionary Statement Regarding Forward-Looking Statements Matters discussed in this presentation and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our strategic plan, goals and objectives. These statements are often identified by the words "will," "believe," "positioned," "estimate," "project," "target," "continue," "intend," "expect," "future," "anticipates," and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2007, our quarterly reports on Form 10-Q, elsewhere in this presentation, and in our other public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution and cost savings programs; manufacturing realignments; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of goodwill and other intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this presentation or other disclosures are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

Company Overview Strategic Plan Financial Goals Investment Considerations Conclusion/Q&A agenda

Who We Are Second-largest US home furnishings manufacturer 2007 net sales of $2.1 billion Headquartered in St. Louis Approximately 12,000 employees 21 manufacturing sites

Who We Are Own industry's top portfolio of brands:

Case Goods Upholstered All Other Metal and Others US Residential Furniture Sales by Segment (2004) 0.47 0.49 0.04 4.6 Case Goods 47% Upholstered 49% FBN Product Mix Case Goods Upholstered Beddings Metal and Others US Residential Furniture Sales by Segment (2004) 21.07 14.29 5.9 4.6 Beddings 13% Metals & Others 10% Case Goods 46% Upholstered 31% Total Industry Product Mix All Others 4% Source: US Census, Residential Furniture Industry Overview, Furniture Today, Bureau of Economic Analysis We Are Well-Positioned In a Large Industry ... $87 billion 2007 estimate $2.1 billion 2007 actual

.... With Leading Market Share 2007 Top 5 Industry Market Share Ashley Furniture Private Furniture Brands NYSE: FBN La-Z-Boy NYSE: LZB Klaussner Private Ethan Allen NYSE: ETH

Siloed Operating Companies With Separate Organizational Structures Before: Holding Company Model Before: Holding Company Model Human Resources Finance Information Technology Supply Chain Marketing Human Resources Finance Information Technology Supply Chain Marketing Human Resources Finance Information Technology Supply Chain Marketing Human Resources Finance Information Technology Supply Chain Marketing Human Resources Finance Information Technology Supply Chain Marketing Sales Sales Sales Sales Sales

Now: Operating Company Model Human Resources Ensures common processes, streamlined service delivery, and operational excellence while reducing costs Finance Information Technology Supply Chain Effective 1/1/08 Sales & Marketing Broyhill Lane Thomasville Drexel-Heritage FBN Sales & Marketing Sales & Marketing Sales & Marketing Sales & Marketing Designer Brands Sales & Marketing

Large and Fragmented Provider Base FBN Corporate and Brands Current Operating Model FBN-Owned Supply Chain Group Focused Provider Base Brands Future Operating Model FBN Asia Third Party Provider Provider Provider Vietnam Indonesia Provider Provider Provider China Provider Provider Provider China Vietnam Indonesia Provider Provider Provider The Model for Asian Sourcing Centralizing supply chain, manufacturing, and logistics will help us better manage our supplier base while preparing the foundation for best practices capability in Asia

New Model = Better Execution, Lower Costs Better consistency and quality of services (integration of best practices) Increases speed (service delivery, program implementation, etc.) Dedicates functional experts to the business Enables cross-functional collaboration Leverages economies of scale; reduces operational costs Provides platform for bolt-on acquisitions Centralize and automate transactional processes, creating annual savings of $40 million to $50 million Increase focus on activities that drive the business

Company Overview Strategic Plan Financial Goals Investment Considerations Conclusion/Q&A agenda

Changing Industry Demands a New Strategy Manufacturing Non-U.S. U.S. Retail Design/ Sourcing Retail Stores Marketing/ Distribution DTC Traditional Furniture Retailers Samson Regional Furniture Retailers Kasen Furniture Brands Ethan Allen La-Z-Boy Ashley Sauder Dorel Pier 1 Imports Pottery Barn Wal-Mart Rooms to Go

FBN's Strategic Plan Meets the Challenges Grow and Develop Our People High-performance organization | Great place to work Build Our Brand Power Brand/ marketing focus Product innovation Win With Customers Excel as a retailer Leverage designer group Deliver Operational Excellence Best low-cost producer Optimized cost structure Create Our Future Grow our business | Make our numbers | Beat our competitors

Measuring Our Progress - 2007 Achievements Recapitalized company, loosened financial covenants Reduced inventories by $100 million to $407 million Closed 18 unprofitable retail stores Closed 8 manufacturing facilities and warehouses Held first all-brands sales meeting, launched WOW Strategy Created database of Top 20 market share opportunities in key MSA's Trained sales force in ASMP fundamentals Launched "Value Bundle" to drive benefit-based selling Implemented company-wide plans to align performance with rewards Laid the foundation for a transition to an operating company model Paid down $20 million in debt Ended year with most cash and least debt since 1992

Measuring Our Progress - 2008 Achievements To Date Sold HBF for $75 million Reduced dividends by $23 million annually Paid down $45 million in debt Current debt is $235 million, cash on hand is $170+ million Acquired 11 Thomasville stores for minimal investment Created Designer Brands Group to address needs of high-end market Brought Thomasville and Drexel Heritage under common leadership Launched FBN Asia to improve margins, delivery, and quality Implemented shared services projects for payroll & HRIS, IT, travel

Measuring Our Progress - 2008 Goals to be Accomplished Developing consumer-driven brand marketing function, based in St. Louis Consolidating North Carolina showrooms & offices Introducing new products at High Point Markets with enhanced gross profit Realigning compensation for field sales force Creating national key account teams Improving training and regional management for company-owned stores Continuing to reduce inventory, will close additional warehouses

Measuring Our Progress - 2009 Goals Complete the transition to a branded consumer products company All new products will be the result of consumer research & testing Enhance brand support effectiveness Product line to take full advantage of the best domestic and Asian manufacturing options Profitably grow top-line sales through better products, better pricing through the right retail channels Increase profitability through lower costs, larger retail presence Continue 2008's trend of improved earnings per share performance

Executive Leadership Team is in Place - Corporate Ralph Scozzafava, CEO Wrigley, Campbell Soup Steve Rolls, CFO Converys, B.F. Goodrich Alex Hodges, CMO Russell, Kodak, Smithkline Beechum Jon Botsford, General Counsel Steelcase Beth Sweetman, SVP - Human Resources Monsanto Rick Isaak, CAO Panera Bread, Ernst & Young Dan Stone, VP - Strategy and Business Development P&G Mike McBreen, VP - Supply Chain Nike = New to Company since 1-1-07

Executive Leadership Team is in Place - Brands Jeff Cook, Broyhill President Magnussen Skipper Holliman, Lane President Lane Ed Teplitz, Thomasville President Ethan Allen Dan Bradley, Designer Brands Group President Baker, Henredon = New to Company since 1-1-07

Company Overview Strategic Plan Financial Goals Investment Considerations Conclusion/Q&A agenda

Strategic Plan Drives Our Financial Timeline 2007 - Generate cash and build financial stability Restructured lending facility for greater flexibility Most cash and least debt since 1992 2008 - Improve profitability Close unprofitable retail stores Implement shared services organization Launch FBN Asia 2009 - Increase profitable sales Use better research to launch more successful products Drive the right product through the right channel Increase company-owned retail presence

2007 Results (millions) EPS, $ 0.83 0.41 0.21 0.00 -0.41 -0.63 -0.83 -1.03 0.63 -0.21 Guidance $0.40 to $0.60 2007 Results and 2008 Guidance

Well-positioned in a large, essential market Best brand portfolio in industry Move to operating company provides savings, scalability Strategic plan is working Meeting our financial timeline investment considerations

Company Overview Strategic Plan Financial Goals Investment Considerations Conclusion/Q&A agenda

Management is committed to shareholder value creation Strategic plan is working Sun's actions are a distraction The right team is in place conclusion